Exhibit 99.1

FOR IMMEDIATE RELEASE

June 3, 2009

CONTACT:	William A. Nix
VP, Finance and
Chief Accounting Officer
(770) 948-3101

CARAUSTAR RECEIVES COURT APPROVAL OF FIRST DAY MOTIONS

•	$75 MILLION DIP FINANCING FACILITY APPROVED

•	COMPANY RECEIVES PERMISSION TO PAY PRE-PETITION GENERAL UNSECURED CLAIMS

•	COURT APPROVES CONTINUATION OF EMPLOYEE WAGES, SALARIES AND BENEFITS

CARAUSTAR RECEIVES DELISTING NOTICE FROM NASDAQ

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ: CSAR) announced that the Bankruptcy Court for the Northern District of Georgia (the “Court’) approved the company’s first day motions to, among other things, pay pre-petition general unsecured claims in the ordinary course of business, in connection with its voluntary restructuring under Chapter 11.

As previously announced, Caraustar reached agreement with holders of approximately 83 percent of its 7 3/8% Senior Notes maturing June 1, 2009 and 91 percent of its 7 1/4% Senior Notes maturing May 1, 2010 on the terms of a cooperative financial restructuring that would reduce the company’s debt obligations by approximately $135 million.

The Court also granted permission for the company to pay pre-petition employee wages and salaries, to make contributions to the 401(k) and other employee benefit plans, and to reimburse employees for their pre-petition business expenses.

“Having received approval of our first-day motions so quickly sets Caraustar on strong footing as we move towards completing our recapitalization,” stated Caraustar’s President and Chief Executive Officer, Michael J. Keough. “This action by the Court will be well received by our employees, customers and suppliers.”

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P. O. BOX 115    .    AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX    .    5000 AUSTELL-POWDER SPRINGS ROAD    .    SUITE 300

AUSTELL, GA 30106-3227    .    PHONE 770 . 948 . 3101

www.caraustar.com

Caraustar Industries, Inc.

June 3, 2009

In addition, the court approved use of the company’s existing cash management system and substantially all of its existing bank accounts. The Court also authorized the immediate use of up to $25 million of the $75 million senior secured debtor-in-possession revolving credit facility from General Electric Capital Corporation (the “DIP Facility”) which will allow the company the support required to fund operations, pay employees’ wages and benefits, and purchase goods and services during the restructuring period.

“The approval of our DIP financing and the Court’s permission to pay pre-petition general unsecured claims in the ordinary course of business means that our trade creditors will continue to be paid, and as a result, we expect to assure continuity of supply to our customers.”

The company also announced it received a “Staff Determination” notification from Nasdaq that its equity securities will be delisted from The Nasdaq Stock Market. The decision was based upon Nasdaq’s Marketplace Rules 5100, 5110(b) and IM-5100-1, and was made after reviewing the company’s press release that it had filed for protection under Chapter 11 of the U.S. Bankruptcy Code and other publicly available information. Trading of the company’s common stock on the Nasdaq Stock Market will be suspended at the opening of business on June 11, 2009. Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the securities from listing and registration. The company does not plan to appeal the Staff Determination. These securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets,” but may become eligible if a market maker makes application to register in and quote the securities in accordance with Securities and Exchange Commission Rule 15c2-11, and such application is cleared.

The company and its domestic subsidiaries filed voluntary Chapter 11 petitions along with a pre-negotiated Plan of Reorganization in the United States Bankruptcy Court for the Northern District of Georgia on May 31, 2009. The cases will be jointly administered and the main case has been assigned case number 09-73830. Additional information about Caraustar’s restructuring is available at the company’s website http://www.caraustar.com/restructure.html or via the company’s restructuring information line, 1-800-251-2580.

About Caraustar

Caraustar Industries, Inc. is one of North America’s largest integrated manufacturers of 100% recycled paperboard and converted paperboard products. The company is a socially responsible corporation, is committed to environmentally sound practices and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes and cores; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

Forward Looking Statement

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition, restructuring plans, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are

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Caraustar Industries, Inc.

June 3, 2009

intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, but are not limited to, the company’s ability to continue as a going concern; the ability of the company to obtain court approval for, and operate subject to, the terms of the DIP financing facility; the company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding, including a plan consistent with the terms set forth in the plan of reorganization; risks associated with a termination of the restructuring agreement and financing availability; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the proceeding to a Chapter 7 proceeding; the ability of the company to obtain and maintain normal terms with customers, vendors, employees, and suppliers; the company’s ability to maintain contracts and leases that are critical to its operations; the potential adverse impact of the Chapter 11 proceeding on the company’s liquidity or results of operations; the effect that the “going concern” disclosure included in the opinion of the company’s independent public accounting firm will have on the company’s relationships with customers, suppliers, vendors and employees; fluctuations in raw material prices and energy costs; downturns in industrial production, housing and construction and the consumption of durable and nondurable goods; the degree and nature of competition; demand for the company’s products; the degree of success achieved by the company’s new product initiatives; increases in pension and insurance costs; changes in government regulations; the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations; the anticipated delisting of the company’s common stock from the Nasdaq Capital Market Systems; the impact on the company of its results of operations in recent years and the sufficiency of its financial resources to absorb the impact; and the company’s ability to successfully dispose of its assets held for sale. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

The process presents inherent material uncertainty. It is not possible to determine with certainty the length of time it will take the company to complete the restructuring, including the timing of court approvals, the effect of any third party proposals for competing plans of reorganization, whether all necessary approvals are ultimately obtained for the reorganization under the proposed terms, whether the plan of reorganization will be successful, or the outcome of the restructuring in general. In addition, the implementation of a plan of reorganization is dependent upon a number of conditions typical in similar reorganizations, including approval by the requisite holders of Senior Notes and court approval of the plan of reorganization.

While the company is in the process of restructuring, investments in its securities will be highly speculative. Further, if the plan is implemented as described in this press release, the presently outstanding shares of the company’s common stock will be cancelled.

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